AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
ON SEPTEMBER ___, 2008
REGISTRATION NO. 333-_______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-3
Registration Statement
Under the Securities Act of 1933

MIDWEST BANC HOLDINGS, INC. MBHI CAPITAL TRUST VIII (Exact name of registrant as specified in its charter)	Delaware Delaware (State or other jurisdiction of incorporation or organization)	36-3252484 26-6097994 (I.R.S. Employer Identification No.)
501 West North Avenue
Melrose Park, Illinois 60160
(708) 865-1053
(Address, including zip code, and telephone number, including area code, of co-registrants’ principal executive offices)
JoAnn Sannasardo Lilek
Executive Vice President and Chief Financial Officer
Midwest Banc Holdings, Inc.
501 West North Avenue
Melrose Park, Illinois 60160
(708) 865-1053
(Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)
Copy To:
Timothy M. Sullivan, Esq.
Hinshaw & Culbertson LLP
222 North LaSalle Street
Suite 300
Chicago, Illinois 60601-1081
(312) 704-3000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-147295
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Amount of
Title of Each Class of	Proposed Maximum	Registration
Securities to be Registered	Aggregate Offering Price(1)	Fee(2)
Preferred Stock(3)
Depositary Shares(3)	—	—
Common Stock(3)	—	—
TOTAL	$21,375,000	$840.04

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, and exclusive of accrued interest, distributions and dividends, if any.

(2)	Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II(D) to Form S-3 under the Securities Act.

(3)	Such indeterminate principal amount of preferred stock or common stock as may, from time to time, be issued (i) at indeterminate prices or (ii) upon conversion, redemption, exercise or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities registered hereunder. In the event registrant elects to offer to the public fractional interests in its shares of preferred stock registered hereunder, depositary shares, evidenced by depository receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing fractional interests and the shares of preferred stock will be issued to the depository under any such agreement.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (File No. 333-147295) filed by Midwest Banc Holdings, Inc., with the Securities and Exchange Commission (the “Commission”) on November 9, 2007, as amended, which was declared effective by the Commission on November 26, 2007, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II
Item 16. Exhibits.
SIGNATURES
SIGNATURES
EXHIBIT LIST
Opinion of Hinshaw & Culbertson LLP
Consent of PricewaterhouseCoopers LLP
Consent of McGladrey & Pullen, LLP

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits.
5.1	Opinion of Hinshaw & Culbertson LLP.*

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of McGladrey & Pullen, LLP.*

23.3	Consent of Hinshaw & Culbertson LLP (included in opinion filed as Exhibit 5.1).

24	Power of Attorney, incorporated herein by reference to the Registrant’s Registration Statement on Form S-3 (File No. 333-147295) under the heading “Signatures”.

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Midwest Banc Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melrose Park, State of Illinois, on this 19th day of September, 2008.

/s/ James J. Giancola
James J. Giancola
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ James J. Giancola	Date: September 19, 2008
James J. Giancola
President and Chief Executive Officer
(Principal Executive Officer)

/s/ JoAnn S. Lilek	Date: September 19, 2008
JoAnn S. Lilek
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

/s/ Jan R. Thiry	Date: September 19, 2008
Jan R. Thiry
Senior Vice President and Chief Accounting Officer
(Principal Accounting Officer)

*
Homer J. Livingston, Jr., Chairman of the Board, Director

Percy L. Berger, Director

*
Angelo A. DiPaolo, Director

*
Barry I. Forrester, Director

*
J. J. Fritz, Director

*
Dr. Robert Genetski, Director

*
Gerald F. Hartley, Director

*
Dennis M. O’Hara, Director

*
Joseph R. Rizza, Director

*
Thomas A. Rosenquist, Director

*
E.V. Silveri, Director

*
Monsignor Kenneth Velo, Director

*	Signed per Power of Attorney

By:	/s/ James J. Giancola
	Name:	James J. Giancola
	Title:	Attorney in Fact
	Date:	September 19, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melrose Park, State of Illinois, on the 19th day of September, 2008.

MBHI CAPITAL TRUST VIII
By:	/s/ James J. Giancola
James J. Giancola, Trustee

By:	/s/ Donald L. Weist, II
Donald L. Weist, II, Trustee

EXHIBIT LIST
5.1	Opinion of Hinshaw & Culbertson LLP.*

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of McGladrey & Pullen, LLP.*

23.3	Consent of Hinshaw & Culbertson LLP (included in opinion filed as Exhibit 5.1).

24	Power of Attorney, incorporated herein by reference to the Registrant’s Registration Statement on Form S-3 (File No. 333-147295) under the heading “Signatures”.

*	Filed herewith.